ASSET PURCHASE AGREEMENT

                               By and Among


                          RENAL CARE GROUP, INC.,

                 RENAL CARE GROUP OF THE SOUTHEAST, INC.,

        DIALYSIS SERVICES OF FLORIDA, INC. - FORT WALTON BEACH,

                  DIALYSIS CORPORATION OF AMERICA, INC.,

                       DCA MEDICAL SERVICES, INC.,

                        DIALYSIS MEDICAL, INC.

                                 AND

                         HENRY M. HAIRE, M.D.


                    Dated as of October 31, 1997

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                            TABLE OF CONTENTS

(This Table of Contents is not a part of the Agreement and is only for convenience of reference.)


1    Definitions                                                         1

2    Basic Transaction                                                   6
     2.1  Purchase and Sale of Assets                                    6
     2.2  Purchase Price                                                 6
     2.3  Adjustment to Purchase Price                                   7
     2.4  Assumption of Liabilities                                      7
     2.5  The Closing                                                    7
     2.6  Allocation                                                     8

3    Representations and Warranties of Sellers, DCA and Dr. Haire        8
     3.1  Ownership of Sellers' Stock                                    8
     3.2  Authority and Capacity                                         8
     3.3  Absence of Conflicting Agreements or Required Consents         8
     3.4  Interested Transactions                                        9
     3.5  Securities Representations                                     9
     3.6  Organization, Authority and Capacity                           9
     3.7  Authorization and Validity                                     9
     3.8  Absence of Conflicting Agreements or Required Consents        10
     3.9  Governing Documents of Sellers                                10
     3.10 Predecessors                                                  10
     3.11 Financial Statements                                          10
     3.12 Absence of Changes                                            10
     3.13 No Undisclosed Liabilities                                    12
     3.14 Litigation, Etc.                                              12
     3.15 No Violation of Law                                           12
     3.16 Real and Personal Property                                    13
     3.17 Contracts and Commitments                                     14
     3.18 Employment and Labor Matters                                  15
     3.19 Employee Benefit Matters                                      16
     3.20 Insurance Policies                                            16
     3.21 Environmental Matters                                         17
     3.22 Accounts Receivable and Payable                               18
     3.23 Taxes                                                         18
     3.24 Licenses, Authorizations and Provider Programs                19
     3.25 Inspections and Investigations                                20
     3.26 Certain Relationships                                         20
     3.27 Debt Instruments                                              21
     3.28 Fraud and Abuse                                               21

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                                                                       Page

     3.29 Rates and Reimbursement Policies                              22
     3.30 Broker's Fees                                                 22
     3.31 Schedules                                                     22
     3.32 Statements True and Correct and Full Disclosure               22

4    Representations and Warranties of RCG and RCGSE                    22
     4.1  Organization, Authority and Capacity                          22
     4.2  Authorization and Validity                                    22
     4.3  Absence of Conflicting Agreements or Required Consents        23
     4.4  Litigation and Claims                                         23
     4.5  RCG Shares                                                    23
     4.6  Statements True and Correct                                   23
     4.7  Broker's Fees                                                 23

5    Pre-Closing Covenants                                              23
     5.1  General                                                       23
     5.2  Notices and Consents                                          24
     5.3  Operation of Business                                         24
     5.4  Full Access                                                   27
     5.5  Notice of Developments                                        27
     5.6  Exclusivity                                                   27
     5.7  Employment Matters                                            27
     5.8  Liabilities                                                   28

6    Post-Closing Covenants                                             28
     6.1  General                                                       28
     6.2  Litigation Support                                            28
     6.3  Post-Closing Liabilities                                      29
     6.4  Confidentiality, Non-Competition and Non-Solicitation         29
     6.5  Registration of and Adjustment to RCG Shares                  30

7    Conditions to Obligation to Close of RCG and RCGSE                 30
     7.1  Representations and Warranties                                30
     7.2  Performance; Covenants                                        30
     7.3  No Material Adverse Change                                    30
     7.4  No Injunction, Etc.                                           31
     7.5  Document Delivery                                             31
     7.6  Medical Director Agreement                                    32
     7.7  Necessary Consents and Approvals                              32
     7.8  Satisfactory Due Diligence                                    32
     7.9  Securities Matters                                            32

                                                                       Page

8    Conditions to Obligation to Close of Sellers, DCA and Dr. Haire    32
     8.1  Representations and Warranties                                32
     8.2  Performance; Covenants                                        32
     8.3  No Injunction, Etc.                                           33
     8.4  Document Delivery                                             33
     8.5  Medical Director Agreement                                    34

9    Closing and Termination                                            34
     9.1  Actions at the Closing                                        34
     9.2  Termination of Agreement                                      34
     9.3  Effect of Termination                                         34

10   Remedies for Breaches of this Agreement                            34
     10.1  Survival of Representations and Warranties                   35
     10.2  Joint Indemnification By Sellers, DCA and Dr. Haire          35
     10.3  Individual Indemnification By DCA and Dr. Haire              35
     10.4  Indemnification By RCG and RCGSE                             35
     10.5  Matters Involving Third Parties                              36
     10.7  Insurance                                                    37
     10.8  Indemnification Limit                                        37

11   Miscellaneous                                                      37
     11.1  Press Releases and Public Announcements                      37
     11.2  No Third-Party Beneficiaries                                 37
     11.3  Entire Agreement                                             37
     11.4  Succession and Assignment                                    37
     11.5  Counterparts                                                 37
     11.6  Headings                                                     37
     11.7  Notices                                                      38
     11.8  Governing Law                                                38
     11.9  Amendments and Waivers                                       39
     11.10 Severability                                                 39
     11.11 Expenses                                                     39
     11.12 Costs                                                        39
     11.13 Incorporation of Exhibits and Schedules                      39

                      ASSET PURCHASE AGREEMENT
                      ------------------------


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into this the 31st day of October, 1997, by and among Renal Care Group, Inc., a Delaware corporation ("RCG"), Renal Care Group of the Southeast, Inc., a Florida corporation ("RCGSE"), Dialysis Corporation of America, Inc., a Florida corporation ("DCA"), Dialysis Services of Florida, Inc. - Fort Walton Beach, a Florida corporation ("DSF"), DCA Medical Services, Inc., a Florida corporation ("DCAMS"), Dialysis Medical, Inc., a Florida corpora-tion ("DMI"), and Henry M. Haire, M.D. ("Dr. Haire"). RCG, RCGSE, DCA, DSF, DCAMS, DMI and Dr. Haire are referred to collectively herein as the "Parties".

            	B A C K G R O U N D   I N F O R M A T I O N:

     A. DCA and Dr. Haire own all of the issued and outstanding stock of DSF and DMI and DCA owns all of the issued and outstanding stock of DCAMS.

     B. DSF owns and operates an outpatient dialysis facility located in Fort Walton Beach, Florida (the "Facility"). DMI operates a Method 2 home patient supply company and DCAMS, among other operations, provides acute-care management services to Columbia Fort Walton Beach Medical Center under the In-patient Agreement defined below.

     C.  RCGSE is a wholly-owned subsidiary of RCG.

     D. This Agreement contemplates a transaction in which RCGSE will purchase substantially all of the assets of DSF and DMI and the In-patient Agreement from DCAMS in exchange for cash, shares of RCG common stock and the assumption of certain specified liabilities.

     E. The Parties desire to set forth in writing the terms and conditions under which said transaction will be consummated.

     In consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and suffi-ciency of which are hereby acknowledged by the Parties, it is agreed as follows:

     1  Definitions.

     "Acquired Assets" shall mean all of the assets and properties, tangible and intangible, of and pertaining to or used or useful at or in connection with the Facility, the Method 2 Supply Business and the In-patient Agreement and in which Sellers have any right, title or interest wherever located, whether known or unknown, and whether or not appearing on Sellers' books and records as the same exists on the Closing Date including, without limitation, all of Sellers' right, title and interest in and to the following (except for the Excluded Assets):

     (a) real property, leaseholds and subleaseholds therein, improve-ments, fixtures and fittings thereon, and easements, rights-of-way, and other appurtenants thereto;

     (b) equipment, fixtures, office furnishings, tools and other tangible personal property owned or leased by Sellers, including, but not limited to, the items listed and identified in Schedule 1.1
                                                         ------------
          hereto;

     (c) current and useable inventory of supplies, janitorial and office supplies and other disposables and consumables on hand at or under order by Sellers on the Closing Date;

     (d) Sellers' rights, benefits and interests under all the contracts and agreements, written or oral, relating to the operation of the Facility including, without limitation, the Sellers' Agreements and the In-patient Agreement;

     (e) accounts, notes and other receivables of Sellers as the same exist on the Closing Date, which accounts shall include all uncollected patient accounts of Sellers on the Closing Date;

     (f) transferable franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies;

     (g) books, records, documents, files and other writings used in connection with the operations of the Facility, the In-patient Agreement and the Method 2 Supply Business including patient lists and medical records;

     (h) data processing programs, software programs, computer printouts, data bases and hardware and related items used in the conduct of the business of the Facility, the In-patient Agreement and the Method 2 Supply Business and located at the Facility, including accounting, invoices, auditing, and data processing bases and programs along with such copies of the business records of the Facility as is requested by RCGSE;

     (i) intangible assets including goodwill, going concern value, and all intellectual property used in connection with the opera-tion of the Facility, the In-patient Agreement and the Method 2 Supply Business;

     (j) rights, claims, deposits, refunds, rights of recovery, rights of set off, rights of recoupment and causes of action held by Sellers which have accrued as a result of the operation of the Facility, the In-patient Agreement and the Method 2 Supply Business; and

     (k) all other assets and properties, tangible and intangible, of and pertaining to or used or useful at and in connection with the Facility, the Method 2 Supply Business and the In-patient Agreement.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judg-ments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Assumed Liabilities" means and includes liabilities and obligations arising from and after the Closing Date under any of the leases, contracts, commitments and agreements included in the definition of Acquired Assets, and liabilities specifically identified on Schedule
                                                            --------
1.2 hereto.
---

     "Closing" has the meaning set forth in Section 2.5.

     "Closing Date" has the meaning set forth in Section 2.5 below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Data" has the meaning set forth in Section 6.4(b).

     "DCA" has the meaning set forth in the preface above.

     "DCAMS" has the meaning set forth in the preface above.

     "DCAMS Purchase Price" has the meaning set forth in Section 2.2(b) below.

     "Disclosure Schedule" has the meaning set forth in Section 3.

     "DMI" has the meaning set forth in the preface above.

     "DMI Purchase Price" has the meaning set forth in Section 2.2(c) below.

     "Dr. Haire" has the meaning set forth in the preface above.

     "DSF" has the meaning set forth in the preface above.

     "DSF Purchase Price" has the meaning set forth in Section 2.2(a) below.

     "Employee Benefit Plan" has the meaning set forth in Section 3.19.

     "Environmental Condition" has the meaning set forth in Section 3.21.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excluded Assets" means all of Sellers' right, title and interest in their assets and properties, tangible and intangible, not pertaining to or used or useful at or in connection with the Facility, the Method 2 Supply Business and the In-patient Agreement and the following: (i) Sellers' corporate charters, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Sellers as corporations, (ii) all provider and billing numbers; (iii) all insurance policies of Sellers and claims arising thereunder and all prepaid expenses on malpractice, property damage, flood and liability insurance premiums; (iv) the inventories, cash and accounts receivable disposed of, canceled, expended or collected by Sellers after the date hereof and prior to the Closing in the Ordinary Course of Business;
(v) Sellers' Employee Benefit Plans and any liabilities related thereto;
(vi) Sellers' cash on hand as of the Closing Date and prepaid expenses;
(vii) Sellers' third-party provider agreements; (vii) claims for reim-bursement from Florida Medicare; (viii) intercompany indebtedness;
(ix) claims for tax refunds; (x) vendor volume discounts earned but not received by DCA and Sellers as of the Closing Date; and (xi) any of the specific assets identified on Schedule 1.3 hereto.
                              ------------

     "Facility" means the outpatient renal dialysis facility and related operating assets of Sellers located at 348 Miracle Strip Parkway SW, Number 16, Fort Walton Beach, Florida.

     "Financial Statement" shall mean any of the financial statements referred to in Section 3.11 below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Government Programs" has the meaning set forth in Section 3.24(a).

     "Indemnified Party" has the meaning set forth in Section 10.5(a).

     "Indemnifying Party" has the meaning set forth in Section 10.5(a).

     "In-patient Agreement" means the agreement between DCAMS and Columbia Fort Walton Beach Medical Center for in-patient management services.

     "Knowledge" of a particular fact or other matter for an individual means that the individual is actually aware of such fact or other matter or a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reason-ably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has served within the past twelve (12) months, as a director, officer or other person in a managerial role for such Person has, or at any time had, Knowledge of such fact or other matter.

     "Medical Director Agreement" means the Medical Director Agreement between Practice and RCG of even date herewith, the form of which is attached hereto as Exhibit A.
                   ---------

     "Method 2 Supply Business" means the Method 2 patients medical supply business operated by DMI.

     "RCGSE" has the meaning set forth in the preface above.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.

     "Person" means an individual, a limited liability company, a partner-ship, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Practice" means Nephrology Associates of Northwest Florida, P.A., a Florida professional corporation.

     "Private Programs" has the meaning set forth in Section 3.24(a).

     "Purchase Price Adjustment" has the meaning set forth in Section 2.3 below.

     "RCG" has the meaning set forth in the preface above.

     "RCG Shares" means the shares of RCG Stock to be issued as part of the DSF Purchase Price.

     "RCG Stock" means shares of the voting common stock of RCG.

     "Real Property" means the real property leased or owned by DSF and DMI as provided in Section 3.16(b).

     "Remuneration" has the meaning set forth in Section 3.26(a).

     "Restricted Business" shall mean (i) owning or operating an out-patient renal dialysis center, unit or facility; (ii) providing dialysis supplies or services to any other outpatient renal dialysis center, unit or facility or any home dialysis patient, including the provision of pharmaceuticals or laboratory services; and (iii) providing acute dialysis care in-patient management services.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

     "Sellers" means DSF, DCAMS and DMI.

     "Sellers Agreements" has the meaning set forth in Section 3.17.

     "Sellers' Business" shall mean (i) owning and operating the Facility;
(ii) owning and operating the Method 2 Supply Business; and (iii) providing acute dialysis care in-patient management services through the In-patient Agreement.

     "Taxes" means any federal, state, county, local, foreign or other tax, charge, imposition or other levy (including interest or penalties thereon) including without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, taxes on earnings and profits, employment and payroll related taxes, property taxes, real property transfer taxes, Federal Insurance Contributions Act taxes, taxes on value added and import duties, whether or not measured in whole or in part by net income, imposed by the United States or any political subdivision thereof or by any jurisdiction other than the United States or any political subdivision thereof.

     "Third Party Claim" has the meaning set forth in Section 10.5(a).

     "Transaction Documents" means this Agreement and each other document referenced herein to be executed and delivered at or prior to the Closing by a Party.

     "Transactions" means all of the transactions contemplated by the Transaction Documents.

     2 	Basic Transaction.

     2.1 Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, RCGSE agrees to purchase from Sellers and Sellers agree to sell, transfer, convey, and deliver to RCGSE all of the Acquired Assets at Closing for the consideration specified in Section 2.2 below.

     2.2  Purchase Price.

     (a) As the purchase price for DSF's interest in the Acquired Assets, RCGSE agrees to pay to DSF Four Million Four Hundred Sixty-Five Thousand Dollars ($4,465,000) (the "DSF Purchase Price") by delivering to DSF at Closing: (i) Three Million Nine Hundred Eighty-Five Thousand Dollars ($3,985,000) in cash by wire transfer and (ii) Four Hundred Eighty Thousand Dollars ($480,000) of RCG Stock (the "RCG Shares"). The number of RCG Shares shall be determined by dividing Four Hundred Eighty Thousand Dollars ($480,000) by the ten day average closing price of RCG Stock determined five business days prior to Closing. The RCG Shares will initially not be registered under either the Securities Act or any state securi-ties laws and, accordingly, will be restricted stock within the meaning of both federal and state securities laws and subject to a restrictive legend. Notwithstanding the forgoing, RCG agrees to transfer the RCG Shares to DCA or Dr. Haire as directed by DSF. RCG will register the RCG Shares within one year following the Closing Date.

     (b) As the purchase price DCAMS's interest in the Acquired Assets, RCGSE agrees to pay to DCAMS One Hundred Thousand Dollars ($100,000) (the "DCAMS Purchase Price") in cash by wire transfer at Closing.

     (c) As the purchase price for DMI's interest in the Acquired Assets, RCGSE agrees to pay to DMI Five Hundred Thousand Dollars ($500,000) (the "DMI Purchase Price") at Closing in cash by wire transfer.

     2.3 Adjustment to Purchase Price. In the event that the aggregate sales proceeds (prior to commission and transaction costs) from the sale of the RCG Shares is less than Four Hundred Eighty Thousand Dollars ($480,000) and such sale is made through a broker/dealer and either (i) occurs within thirty (30) days of their registration as provided in
Section 6.5 below or (ii) if the RCG Shares are not registered by RCG
-----------
and the sale occurs pursuant to an exemption from registration under the Securities Act and applicable state securities laws and regulations, then RCGSE will pay to DSF, DCA or Dr. Haire, as applicable, as additional DSF Purchase Price, the difference in cash or registered RCG Stock, as determined by RCGSE (the "Purchase Price Adjustment"). If RCGSE deter-mines to pay any part of the Purchase Price Adjustment in RCG Stock, then the number of shares of RCG Stock delivered as the Purchase Price Adjust-ment shall be determined by applying the per share price received by DSF, DCA or Dr. Haire, as applicable, in the sale of the RCG Shares. If the RCG Shares are not sold within thirty (30) days of their registration, then there shall be no adjustment to the DSF Purchase Price or the RCG Shares upon their sale. Provided, however, if the proposed sales price of the RCG Shares is less than Four Hundred Eighty Thousand Dollars ($480,000), then the holder of the RCG Shares shall notify RCG of its or his intent to sell the RCG Shares and the price for such shares and RCG shall have an option to elect to coordinate a private placement of the RCG Shares or to purchase such RCG Shares for a price of Four Hundred Eighty Thousand Dollars ($480,000) for two business days following the delivery of such notice.

     2.4 Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, RCGSE and RCG agree to assume and become responsible for all of the Assumed Liabilities at the Closing. RCGSE and RCG will not assume or have any responsibility, with respect to any other obligation or liability of Sellers.

     2.5 The Closing. If all the conditions to the Closing set forth in Sections 7 and 8 shall have been fulfilled or waived in accordance here-with and this Agreement shall not have been terminated as provided in
Section 9.2, the Parties shall close the Transactions (the "Closing"). The Closing shall take place at the offices of Baker, Donelson, Bearman
& Caldwell, P.C., in

Nashville, Tennessee, commencing at 9:00 a.m. local time on October 31, 1997, or such other date as the Parties may mutually determine (the "Closing Date").

     2.6 Allocation. Within thirty days following Closing, RCG will submit to Sellers for their approval an allocation of the Purchase Price (and all other capitalizable costs) among the Acquired Assets. The Parties will report the allocation for all purposes (including financial accounting and tax purposes) in accordance with the agreed upon allocation.

     3 Representations and Warranties of Sellers, DCA and Dr. Haire. Each of Sellers, DCA, and Dr. Haire represents, warrants and covenants to RCG and RCGSE that the statements contained in this Section 3 as they relate to each of them and not to any other Party are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule is arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3. Disclosure of a matter in regards to one paragraph shall not constitute disclosure regarding any other paragraphs of this Section 3. To be effective, separate disclosure of such matter must be made for each paragraph for which disclosure of such matter is intended.

     3.1 Ownership of Sellers' Stock. DCA and/or Dr. Haire are the owners of all right, title and interest (legal, record and beneficial) in and to all of the issued and outstanding shares of stock of Sellers. DCA owns
80% of the stock of DSF and DMI and owns 100% of the stock of DCAMS. Dr. Haire owns 20% of the stock of DSF and DMI.

     3.2 Authority and Capacity. DCA and Dr. Haire have the full legal right, authority and capacity necessary to execute, deliver and perform their obligations under the Transaction Documents to be executed and delivered by each of them.

     3.3 Absence of Conflicting Agreements or Required Consents. The execution, delivery and performance by DCA and Dr. Haire of and under the Transaction Documents to be executed and delivered by each of them do not require the consent of or notice to any governmental or regulatory au-thority or any other third party and will not conflict with or result in a violation of any law, ordinance, regulation or ruling. The execution, delivery and performance by DCA and Dr. Haire of and under the Transaction Documents to be executed and delivered by each of them: (i) will not conflict with or result in a violation of any judgment, order or injunc-tion of any court or governmental instrumentality to which either is subject or by which either is bound; (ii) will not conflict with, con-stitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit necessary to the Transaction; (iii) will not create any Security Interest or restriction upon the Acquired Assets; or (iv) will not conflict with any provision of DCA's charter, bylaws or other organizational documents.

     3.4 Interested Transactions. DCA is not an affiliate, employee, consultant, partner, principal, director or owner of, and has no other direct or indirect interest in or affiliation with, any Person that is engaged in a business that competes with or is similar to Sellers' Business and located within a fifty (50) mile radius of the Facility. Dr. Haire is not an affiliate, employee, consultant, partner, principal, director or owner of, and has no other direct or indirect interest in or affiliation with, any Person that is engaged in a business that competes with or is similar to Sellers' Business.

     3.5  Securities Representations.

     (a) DSF is acquiring the RCG Shares for its own account and not with a view to or for sale in connection with any public distribution thereof within the meaning of the Securities Act until such time as the RCG Shares are registered as provided in Section 6.5 or a sale pursuant to an exemption from registration is available, other than a liquidating distribution or sale of the RCG Shares to DCA or Dr. Haire. In such event, each of DCA and Dr. Haire represent and warrant that it or he will be acquiring the RCG Shares for its or his own account and not with a view to or for the sale in connection with any public distribution thereof within the meaning of the Securities Act until such time as the RCG Shares are registered as provided in Section 6.5 or an exemption from registration is available.

     (b) DSF, DCA and Dr. Haire (i) acknowledge that the RCG Shares have not been registered under any securities laws and cannot be resold without registration thereunder or exemption therefrom, (ii) agree not to transfer all or any of the RCG Shares received by them unless such transfer has been registered or is exempt from regis-tration under applicable securities laws and (iii) acknowledge that the certificate(s) representing the RCG Shares shall bear a prominent legend with respect to the restrictions on transfer under applicable securities laws until such time as they are registered; provided, however, that nothing herein will limit the Purchase Price Adjustment or the registration requirement under Section 6.5.

     3.6 Organization, Authority and Capacity. Each of Sellers is a corporation duly organized, validly existing, and in good standing under the laws of the state where they were organized, and has the full corpo-rate power and authority necessary to (i) execute, deliver and perform its obligations under the Transaction Documents to be executed and delivered by it and (ii) carry on its business as it has been and is now being conducted and to own, operate and lease the properties and assets which it now owns, operates or leases. Each of Sellers is duly qualified to do business and is in good standing in Florida.

     3.7 Authorization and Validity. The execution, delivery and per formance of the Transaction Documents to be executed and delivered by each of Sellers have been duly authorized by all necessary corporate action on their part. The Transaction Documents to be executed and delivered by each of Sellers have been or will be, as the case may be, duly executed and delivered by Sellers and constitute or will constitute the legal, valid and binding obligations of each such corporation.

     3.8 Absence of Conflicting Agreements or Required Consents. The execution, delivery and performance by each of Sellers of the Transaction Documents to be executed and delivered by Sellers: (i) do not require the consent of or notice to any governmental or regulatory authority or any other third party; (ii) will not conflict with any provision of the charter, bylaws or other organizational documents of Sellers; (iii) will not conflict with or result in a violation of any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instru-mentality to which any of Sellers is subject or by which any of Sellers or any of their properties are bound; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit to which any of Sellers is a party or by which any of Sellers or any of its properties are bound; and (v) will not create any Security Interest or restriction upon any of the Acquired Assets.

     3.9 Governing Documents of Sellers. True and correct copies of the charter, bylaws and other organizational documents and all amendments thereto of Sellers (certified by the Secretary of State of the state of their incorporation) have been provided to RCG. RCG has previously been provided with access to Sellers' minutes, and such minutes accurately reflect all proceedings of the board of directors of Sellers (and all committees thereof).

     3.10  Predecessors.  Set forth on Schedule 3.10 is a listing of all
                                       -------------
names of predecessors who within the last seven (7) years owned or operated the Facility or the Method 2 Supply Business and any entities from which Sellers obtained any of the Acquired Assets as a going-concern other than vendors. Sellers have not previously sold or disposed of, by way of asset sale, stock sale, spin-off or otherwise, any assets or business of Sellers other than in the Ordinary Course of Business.

     3.11  Financial Statements.   Attached hereto as Schedule 3.11 are the
                                                      -------------
unaudited financial statements of Sellers for the year ended December 31, 1996, and interim financial statements for Sellers' most recently ended interim period, which accurately reflect the results of operations and financial condition of the Facility for such periods and at such dates (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP. The Financial Statements present fairly in all material respects the financial position of the Sellers as of the dates indicated and present fairly in all material respects the results of Sellers' operation of the Facility, the Method 2 Supply Business and the management services provided under the In-patient Agreement for the periods then ended, and are in accordance with the books and records of Sellers, which have been properly maintained and are complete and correct in all material respects.

     3.12 Absence of Changes. Except as contemplated by this Agreement, since the date of the most recent Financial Statements, Sellers in respect to Sellers' Business have not:

     (a) suffered any material adverse change in their working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations;

     (b) paid, discharged, satisfied or incurred any material liability other than in the Ordinary Course of Business;

     (c) written off as uncollectible any account receivable other than in the Ordinary Course of Business charged to applicable re-serves, none of which individually or in the aggregate is material to Sellers;

     (d) compromised any debts, claims or rights or disposed of any of their properties or assets other than in the Ordinary Course of Business;

     (e) entered into any commitments or transactions including capital expenditures and commitments not in the Ordinary Course of Business involving aggregate value in excess of $5,000;

     (f) made any change in any method of accounting or accounting practice;

     (g) subjected any of their assets, tangible or intangible, to any lien, encumbrance or restriction of any nature whatsoever, except for liens for current property taxes not yet due and payable;

     (h) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee;

     (i) increased any salaries, wages or employee benefits for any employee of Sellers other than in the Ordinary Course of Business or entered into any employment agreements, consulting agreement or the like;

     (j) hired, committed to hire or terminated any employee other than in the Ordinary Course of Business;

     (k) terminated or materially amended any contract, license or other instrument to which any of Sellers is a party or suffered any loss or termination or threatened loss or termination of any existing business arrangement or supplier, the termination or loss of which, in the aggregate, could materially affect any of Sellers;

     (l) conducted their business in a manner so as to materially increase their accounts payable or to decrease their accounts receivable other than in the Ordinary Course of Business;

     (m) otherwise conducted their business or entered into any trans-action, except in the usual and ordinary manner and in the Ordinary Course of Business; or

     (n) agreed, whether in writing or otherwise, to take any action described in this Section 3.12.

     3.13 No Undisclosed Liabilities. Sellers with respect to Sellers' Business have no liabilities or obligations, whether accrued, absolute, contingent or otherwise, except for liabilities and obligations reflected in the Financial Statements or incurred in the Ordinary Course of Business since the date of the Financial Statements which individually or in the aggregate are material to Sellers' Business.

     3.14 Litigation, etc. There are no claims, lawsuits, actions, arbi-trations, administrative or other proceedings pending against Sellers relating to Sellers' Business and to the best of their Knowledge, no such matter is threatened and there is no basis for any such action. There are no governmental or administrative investigations or inquiries pending that involve Sellers' Business. There are no claims, lawsuits, proceedings or judgments against or consent decrees binding on Sellers or the Acquired Assets or any licensed professional associated with or employed by Sellers relating to Sellers' Business.

     3.15 No Violation of Law.

     (a) There are no outstanding orders, writs, decrees, or injunctions of any court, governmental agency or arbitration tribunal against or affecting Sellers relating to Sellers' Business or the Acquired Assets. Sellers in relation to Sellers' Business and the Acquired Assets are in material compliance with all applicable federal, state and local laws, regulations and administrative orders, including, without limitation, matters relating to antitrust and anti-competitive practices, discrimination, employ-ment, Medicare/Medicaid reimbursement, insurance regulation, self-referrals, conflicts of interest, fee-splitting, corporate practice of medicine, and health and safety, and have received no notices of alleged violation thereof. To the best of Sellers' Knowledge, no governmental authority is presently conducting an investigation or proceeding against Sellers or their related healthcare professionals relating to Sellers' Business, and no such investigation or proceeding has been threatened.

     (b) Sellers are not currently subject to any fine, penalty, liability or disability as the result of a failure to comply with any requirement of federal, state or local law or regulation nor have they received any notice of such noncompliance.

     (c) Sellers, their officers and directors, and to the best of Sellers' Knowledge, other persons and entities providing professional services for the Facility have not engaged in any activity which at the time thereof was prohibited under the federal False Claims Act, 31 U.S.C. Section 3729, the Stark Amendment, 42 U.S.C.
          Section 1395nn, or any comparable state law or regulation.

     3.16 Real and Personal Property.

     (a)  Schedule 3.16(a) sets forth a list of all Acquired Assets.
          ----------------
          Sellers (i) have good and valid title to all of the Acquired Assets, (ii) own such Acquired Assets free and clear of all Security Interests or restrictions of any nature whatsoever;
          and (iii) upon completion of the Transactions, RCGSE shall own the Acquired Assets free and clear of all Security Interests and restrictions of any nature whatsoever.

     (b)  Sellers do not have an ownership interest in any real property.
          Schedule 3.16(b) lists all real property leased by Sellers from
          ----------------
          others used in connection with Sellers' Business and the Acquired Assets, and sets forth the owners of such properties (collec-tively, the "Real Property").

          (i) Sellers have valid and binding leases in each property listed on Schedule 3.16(b), and (a) Sellers are current
                          ----------------
                with respect to all payments due under such leases;
                (b) Sellers have complied in all respect with their obliga-tions under such leases; and (c) there are no defaults under any such lease that remain uncured and no condition exists which, with the lapse of time or giving of notice, or both, would give rise to a default under any such lease.

          (ii) Sellers are entitled to use all of the Real Property for the purposes for which it is now being used by Sellers without violation of any building code, zoning or other ordinance. Sellers have not received any notice (oral or written) from any insurance carrier in relation to the Real Property which could have an adverse effect on the insurance coverage or premiums relating to the Real Property or improvements thereon.

          (iii)	Sellers have not received any notice that any portion of
                the Real Property, or any building, structure, fixture or improvement thereon, is the subject of, or affected by, any condemnation, taking, eminent domain or inverse condemnation proceeding currently instituted or pending, and Sellers have no knowledge that any of the foregoing are, or will be, the subject of, or affected by, any such proceeding.

          (iv) Sellers have not experienced any restriction in access to and from public roads and to all utilities, including water, sewer, gas, electric, telephone, drainage and other utilities used by Sellers in the operation of the business as presently conducted and to the best of Sellers' Knowledge, there is no pending or threatened governmental action which would prohibit or interfere with such access, and DSF has no Knowledge of any fact or con-dition exists which, with the mere running of time, the giving of notice, or both, would result in the termination, reduction or impairment of the furnishing of service to the real property of water, sewer, gas, electric, tele-phone, drainage and other such utility services.

     (c) The Acquired Assets (including all buildings and improvements in connection therewith) are in good operating condition and repair, ordinary wear and tear excepted, and such assets include all rights, properties, interests in properties, and assets necessary to permit Sellers to carry on Sellers' Business as presently conducted.

     (d)  Schedule 3.16(d) contains a complete and correct list of all
          ----------------
          trademarks, trade names, service marks, service names, brand names, copyrights, technology rights and licenses, software and patents, registrations thereof and applications therefor, and any other intellectual property used in Sellers' Business together with a complete list of all licenses granted by or to Sellers with respect to any of the foregoing. Sellers are not currently in receipt of any notice of any violation of, and each has no reason to believe that its operations are violating the rights of others with respect to any such matter, and Sellers have taken reasonable measures to protect their rights with respect to any such matters as are proprietary to Sellers.

     3.17 Contracts and Commitments.

     (a)  Schedule 3.17 contains a complete and accurate list of all
          -------------
          contracts, agreements, commitments, instrument and obligations (whether written or oral, contingent or otherwise) of Sellers relating to Sellers' Business concerning the following matters (the "Sellers Agreements"):

          (i) the lease (as lessee or lessor) or license (as licensee or licensor) of any real or personal property (tangible or intangible);

          (ii) the employment or engagement of any officer, director, employee, consultant or agent;

          (iii) any arrangement for bonuses or incentive compensation, de-ferred compensation, supplemental retirement payments or the like;

          (iv) any plan, contract or arrangement providing for insurance for any officer or employee or member of his or her family (other than conventional life, health, accident or similar plans available to Sellers' employees generally);

          (v) any arrangement limiting the freedom of Sellers to compete in any manner in any line of business or requiring Sellers to share revenues or profits;

          (vi) any arrangement that could reasonably be anticipated to have a material adverse effect on Sellers' operation of Sellers' Business financial or otherwise;

          (vii) any arrangement not in the Ordinary Course of Business and any agreement for the purchase or sale of real estate; and

          (viii) any other arrangement that requires performance for a period of more than 90 days or that requires payments in excess of $5,000.

     (b) Sellers have delivered to RCGSE true and complete copies of all Sellers Agreements. The Sellers Agreements are valid and effec-tive in accordance with their terms, and there is not under any of such Sellers Agreements (i) any existing or claimed default by Sellers or event which with the notice or lapse of time, or both, would constitute a breach by Sellers, or (ii) any existing or claimed default by any other party or event which with notice or lapse of time, or both, would constitute a default by any such party. Except with respect to the consents and/or waivers to be obtained by Sellers, the continuation, validity and effective-ness of the Sellers Agreements will not be affected by their assignment to RCGSE nor will the assignment constitute an event of default under any Sellers Agreement. All Sellers Agreements are assignable to RCGSE either without consent of any Person or with consent and such consent will be obtained prior to Closing and all Sellers Agreements will be binding on RCGSE according to their terms after the Closing. Sellers have no Knowledge of any actual or threatened termination, cancellation or limitation of any Sellers Agreements that would have an adverse effect on Sellers, financial or otherwise. Sellers have no Knowledge of any pending or threatened bankruptcy, insolvency or similar proceeding with respect to any other party to the Sellers Agreements.

     (c) DCAMS has delivered to RCGSE a true and complete copy of the In-patient Agreement. The In-patient Agreement is valid and effective in accordance with its terms, and there is not under the In-patient Agreement (i) any existing or claimed default by DCAMS or event which with the notice or lapse of time, or both, would constitute a breach by DCAMS, or (ii) any existing or claimed default by any other party or event which with notice or lapse of time, or both, would constitute a default by any such party.  The continuation, validity and effectiveness of the In-patient Agreement will not be affected by its assignment to RCGSE nor will the assignment constitute an event of default under the In-patient Agreement provided that RCGSE remains bound by and adheres to the terms of the In-patient Agreement under the Assignment and Assumption Agreement, the form of which is attached hereto as Exhibit B. The In-patient Agreement is
                             ---------
          assignable to RCGSE without consent of any Person and will con-tinue to be binding according to its terms after the Closing. There is no actual or threatened termination, cancellation or limitation of the In-patient Agreement.

     3.18 Employment and Labor Matters.  In connection with Sellers'
Business:

     (a)  Schedule 3.18 sets forth (i) the number of full-time and part-time
          -------------
          employees of and consultants to Sellers assigned to the Facility (the "Facility Employees") and (ii) the name and compensation paid to each such Facility Employee.

     (b) To Sellers' Knowledge, Sellers are in compliance in all respects with all applicable laws respecting employment and em-ployment practices, terms and conditions of employment, wages and hours, and occupational safety and health.

     (c) Sellers have no notice of any charges, governmental audits, in-vestigations, administrative proceedings or complaints concerning Sellers' employment practices relating to the Facility pending or threatened before any federal, state or local agency or court, and no basis for any such matter exists.

     (d) To Sellers' Knowledge, there are no inquiries, investigations or monitoring of activities of any licensed, registered, or certified professional personnel employed by, credentialed or privileged by, or otherwise affiliated with Sellers, pending or threatened by any state professional board or agency charged with regulating the professional activities of health care practitioners.

     (e) None of Sellers is a party to any union or collective bargaining agreement and no union attempts to organize the Facility Em-ployees have been made, nor are any such attempts now threatened.

     (f) Sellers have not experienced any organized slowdown, work inter-ruption, strike, or work stoppage by their employees.

     (g) Sellers have paid or discharged all liabilities for compensation and benefits to which all of its Facility Employees are currently entitled, including but not limited to all salaries, wages, bonuses, incentive compensation, payroll taxes, hospitalization and medical expenses, deferred compensation and vacation and sick pay, as well as any severance pay becoming due as a result of the termination of the Facility Employees contemplated hereby except for those items not yet payable in the Ordinary Course of Business all of which will be paid as soon as practicable fol-lowing Closing.

     3.19 Employee Benefit Matters.  Except as set forth on Schedule 3.19,
                                                            -------------
Sellers, for the Facility Employees do not maintain any bonus, deferred compensation, pension, retirement, stock option, stock appreciation, restricted stock, profit sharing, severance, medical or life insurance, employee stock ownership or stock purchase plans or other employee pension benefit plan, as defined in Section 3(2) of ERISA or other "employee welfare benefit plan", as defined in Section 3(1) of ERISA (collectively the "Employee Benefit Plans"). All of the Employee Benefit Plans described in Schedule 3.19 have been operated in all respects in compliance with all
   -------------
applicable laws, including without limitation, the applicable provisions of ERISA and the Code, and regulations thereunder. Sellers, for the Facility Employees, have performed all obligations required to be performed by them under, and are not in default under or in violation of, the terms of any of the Employee Benefit Plans in any respect. Sellers, for the Facility Employees, have made all contributions and other payments required by and due under the terms of each Employee Benefit Plan except for amounts not yet payable in the Ordinary Course of Business including medical and life insurance premiums and current withholdings.

     3.20 Insurance Policies. In regard to Sellers' Business and the Acquired Assets:

     (a) All of Sellers' Business and the Acquired Assets are insured in such amounts and against such loses, casualties or risks as are customary for similar properties and businesses, and Sellers have maintained such insurance continuously from the date of their inception. Schedule 3.20(a) sets forth a complete and
                            ----------------
          accurate list and description of all of Sellers'insurance policies in force relating to Sellers' Business naming any of Sellers as an insured or beneficiary or as a loss payee or which Sellers have paid or are obligated to pay all or part of the premiums, including, without limitation, all liability, malprac-tice, fire, health and life insurance policies. All such policies are in full force and effect and the premiums due thereon have been timely paid. Sellers have not received notice of any pending or threatened termination or premium increase (retroactive or otherwise) with respect thereto, and Sellers are in compliance with all conditions contained therein. There are no pending claims against such insurance by Sellers as to which insurers are defending under reservation of rights or have denied liability, and there exists no claim under such insurance that has not been properly filed by Sellers. There are no out-standing or unfulfilled requirements or recommendations of any insurance company insuring Sellers regarding any repairs to or work to be performed with respect to the Facility. Sellers have complied with any such requirements and recommendations as to which Sellers have received notice. Schedule 3.20(a) contains a
                                               ----------------
          listing of all claims made and loss histories in respect of any insurance maintained by Sellers or any predecessor during the past three (3) years.

     (b) Sellers have not, in the last seven (7) years, filed a written application for any insurance coverage which has been denied by an insurance agency or carrier. Sellers and to Sellers' Know-ledge their professional employees during the shorter of their employment by Sellers or the last seven (7) years, have been continuously insured for professional malpractice claims during the same period. Schedule 3.20(b) also sets forth a list of all
                            ----------------
          claims for any insured loss in excess of Five Thousand Dollars ($5,000.00) per occurrence filed by Sellers or their professional employees during the three (3) year period immediately preceding the date hereof, including, but not limited to, workers compen-sation, general liability, environmental liability and pro-fessional malpractice liability claims. None of Sellers are in default with respect to any provision contained in any such policy and none of them has failed to give any notice or present any claim under any such policy in due and timely fashion.

     3.21 Environmental Matters. There are no present or past Environmental Conditions in any way relating to the Sellers' Business or the Acquired Assets. For the purposes of this Agreement, "Environmental Condition" means (a) the introduction into the environment of any pollution, including without limitation any contaminant, irritant or pollutant or other toxic or hazardous substance, in violation of any federal, state or local law, ordinance or governmental rule or regulations, as a result of any spill, discharge, leak, emission, escape, injection, dumping or release of any kind whatsoever of any substance or exposure of any type in any work places or to any medium, including without limitation air, land, surface waters or ground waters, or from any generation, transportation, treatment, discharge, storage or disposal of waste materials, raw materials, hazardous materials, toxic materials or products of any kind or from the storage, use or handling of any hazardous or toxic materials or other substances, as a result of which any of Sellers has or may become liable to any person pursuant to Sellers' Business or by any reason of which any of the Acquired Assets may suffer or be subjected to any lien, encumbrance or restriction of any nature, or (b) any noncompliance with any federal, state or local environmental law, rule, regulation or order as a result of or in connection with any of the foregoing.

     3.22 Accounts Receivable and Payable. The amount of all accounts re-ceivable, unbilled invoices and other debts due or recorded in the respec-tive records and books of account of Sellers relating to the Facility and Sellers' Business, as being due to Sellers, as at the Closing Date (less the amount of any provision or reserve therefor made in the respective records and books of account of Sellers), shall have arisen from bona fide transactions and will be collectible in the Ordinary Course of Business and in any event not later than one hundred eighty (180) days after the Closing Date in an amount which will exceed the amount of the Assumed Liabilities which, for purposes of this Section 3.22 only, is determined to be One Hundred Eighteen Thousand Dollars ($118,000), provided that RCGSE pursues such receivables with due diligence. None of such accounts receivable, previously collected accounts or other debts is or will at the Closing Date be subject to any counterclaim, claim for refund or set-off except to the extent of any such provision or reserve. There has been no material adverse change since the last balance sheet date set forth in the Financial Statements in the amount of accounts receivable or other debts due Sellers, the allowances with respect thereto, relating to the Facility and Sellers' Business from that reflected in such balance sheet.

     3.23 Taxes.

     (a) (i) All tax returns required to be filed with respect to Sellers have been filed when due in accordance with all applicable laws, and, as of the time of filing, such returns were accurate and complete in all respects; (ii) none of Sellers' tax returns have been audited and/or examined by any governmental agency within the past five years; and (iii) there is no action, suit, pro-ceeding, audit, investigation or claim pending or threatened against or with respect to Sellers in respect of any tax return;

     (b) (i) All Taxes shown as due and payable by Sellers on the returns that have been filed have been duly paid; (ii) Sellers do not have, and on the Closing Date will not have, any liability for Taxes payable for or with respect to any periods prior to and in-cluding the Closing Date in excess of the amounts actually paid prior to the Closing Date or amounts accrued in accordance with past practice in the Ordinary Course of Business but not yet due and payable; (iii) there are no liens for taxes (other than for current taxes not yet due and payable) upon the Acquired Assets; and (iv) Sellers have neither given, nor been requested to give, any waivers extending the statutory period of limitation applicable to any tax return for Sellers for any period.

     (c)  Each of Sellers as to Sellers' Business and the Acquired Assets
          (i) does not act as a lessor of property under any lease other than a "true" operating lease; (ii) does not own any tax-exempt use property within the meaning of Section 168(h) of the Code;
          and (iii) is not a party to any agreement (including employment agreements), contract, arrangement or plan that has resulted
          (with respect to (A) below) or could result (with respect to (A) and (B) below), separately or in the aggregate, upon termination thereof or otherwise, in the payment of (A) any excess parachute payments within the meaning of Section 280G of the Code or (B) any applicable employee remuneration" within the meaning of Section 162(m) of the Code. The Transactions are not subject to the tax withholding provisions of Section 3406 of the Code, or of sub-chapter A of Chapter 3 of the Code or any other provision of law.

     3.24 Licenses, Authorizations and Provider Programs.

     (a) Each of Sellers is the holder of all valid license and other rights and authorizations required by law, ordinance, regulation or ruling of any governmental regulatory authority necessary to operate the Facility and Sellers' Business as applicable. Each of Sellers is certified for participation and reimbursement under Titles XVIII and XIX of the Social Security Act (the referenced Medicare and Medicaid programs and such other similar federal, state or local reimbursement or governmental programs for which Sellers are eligible are hereinafter referred to collectively as the "Government Programs") and has current provider agreement for such Government Programs and with such private non-govern-mental programs, Including without limitation any private in-surance program, under which Sellers directly or indirectly are presently receiving payments relating to the Facility or Sellers' Business (such non-governmental programs herein referred to as "Private Programs"). Set forth on Schedule 3.24(a), as to each
                                             ----------------
          separate facility operated by Sellers, is a correct and complete list of such licenses, permits and other authorizations, and provider agreements under all Government and Private Programs, complete and correct copies of which have been provided to RCG. True, complete and correct copies of all surveys of Sellers relating to the facilities conducted in connection with any Government Program, Private Program or licensing or accrediting body during the past three (3) years have been provided to RCG.

     (b)  No violation, default or deficiency exists with respect to any of the items listed on Schedule 3.24(a).  Sellers have not re-
                                 ----------------
          ceived any notice of any action pending or recommended by any state or federal agencies having jurisdiction over the items listed on Schedule 3.24(a), either to revoke, withdraw or
                    ----------------
          suspend any license, right or authorization, or to terminate the participation of Sellers in any Government or Private Program.

     (c) Sellers have timely filed all cost reports and other reports relating to the Facility and Sellers' Business required to be filed prior to the date hereof with respect to the Government and Private Programs, all fiscal intermediaries and other insurance carriers and all such reports are complete and accurate in all material respects and have been prepared in accordance with all applicable laws, regulations, and principles governing reimbursement and payment claims. Sellers have paid or caused to be paid or have properly reflected in the Financial Statements all known and undisputed refunds, overpayments, dis-counts or adjustments which have become due pursuant to such reports and has no liability under any Government or Private Program (known or unknown, contingent or otherwise) for any refund, overpayment, discount or adjustment other than in the ordinary course, and no interest or penalties accruing with respect thereto. There are no pending appeals, adjustments, challenges, audits, litigation, or notices of intent to reopen any closed cost reports other than claims by Sellers seeking reimbursement. There are no other reports required to be filed by Sellers in order to be paid under any Government or Private Program for services rendered, except for cost reports not yet due.

     3.25 Inspections and Investigations. Neither Sellers' right nor to Sellers' Knowledge the right of any licensed professional or other individ-ual affiliated with Sellers to receive reimbursements pursuant to any Government or Private Program relating to Sellers' Business has been terminated or otherwise adversely affected as a result of any investigation or action whether by any federal or state governmental regulatory authority or other third party. Neither Sellers nor to Sellers' Knowledge any licensed professional or other individual affiliated with Sellers have, during the past three (3) years, been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency for the purpose of any alleged improper activity on the part of such individual, nor have Sellers received any notice of deficiency in connection with Sellers' Business. There are not presently, and at Closing there will not be, any outstanding deficiencies or work orders of any governmental authority having jurisdiction over Sellers or other third party, requiring conformity to any applicable agreement, statute, regulation, ordinance or bylaw relating to Sellers' Business, including but not limited to, the Government and Private Programs. There is not any notice of any claim, requirement or demand of any licensing or certifying agency or other third party supervising or having authority over Sellers or the Facility to rework or redesign any part thereof or to provide additional furniture, fixtures, equipment, appliances or inventory so as to conform to or comply with any existing law, code, rule, regulation or standard. Attached as part of Schedule 3.25 are copies of all reports, correspondence, notices
        -------------
and other documents relating to any matter described or referenced therein.

     3.26 Certain Relationships.  Sellers have not:

     (a) offered, paid, solicited or received anything of value, paid directly or indirectly, overtly or covertly, in cash or in kind ("Remuneration") to or from any physician, family member of a physician, or an entity in which a physician or physician family member has an ownership or investment interest, including, but not limited to:

          (i)  	payments for personal or management services pursuant to
                a medical director agreement, consulting agreement, manage-ment contract, personal services agreement, or otherwise except as listed on Schedule 3.26(a)(i);
                                    -------------------

          (ii) 	payments for the use of premises leased to or from a
                physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest.

          (iii)	payments for the acquisition or lease of equipment, goods
                or supplies from a physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest; or

     (b) offered, paid, solicited or received any Remuneration (excluding fair market value payments for equipment or supplies) to or from any healthcare provider, pharmacy, drug or equipment supplier, distributor or manufacturer, including, but not limited to:

          (i)  	payments or exchanges of anything of value under a
                warranty provided by a manufacturer or supplier of any item to Sellers; or

          (ii) 	discounts, rebates, or other reductions in price on a good
                or service received by Sellers;

     (c) offered, paid, solicited or received any Remuneration to or from any Person in order to induce business, including, but not limited to, payments intended not only to induce referrals of patients, but also to induce the purchasing, leasing, ordering or arrange-ment for any good, facility, service or item;

     (d) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any physician, or family member of a physician, or an entity in which physician or physician family member has an ownership or investment interest, directly or indirectly, through equity, debt, or other means, including, but not limited to, an interest in an entity providing goods or services to Sellers;

     (e) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any Person including, but not limited to, a hospital, pharmacy, drug or equipment supplier, distributor or manufacturer, that is or was in a position to make or influence referrals, furnish items or services to, or otherwise generate business for Sellers; or

     (f) entered into any agreement providing for the referral of any patient for the providing of goods or services by Sellers, or payments by Sellers as a result of any referrals of patients to Sellers.

     3.27 Debt Instruments. There are no mortgages, indentures, notes, guarantees or other agreements for or relating to borrowed money (in-cluding, without limitation, conditional sales agreements and capital leases) to which Sellers are a party or which have been assumed by Sellers or to which any Acquired Assets are subject. Sellers have performed all the obligations required to be performed by them to date, and Sellers are not in default in any respect under any of the foregoing.

     3.28 Fraud and Abuse. Sellers and to Sellers' Knowledge all persons and entities providing professional services for Sellers have not engaged in any activities which are prohibited under 42 U.S.C. Section 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the fol-lowing: (a) knowingly and willfully making or causing to be made a false statement or representation of a fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kick-back, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

     3.29 Rates and Reimbursement Policies. Sellers do not have any rate appeal currently pending before any governmental authority or any admin-istrator of any Private Programs.

     3.30 Broker's Fees. Sellers have no liability or obligation to pay fees or commissions to any broker, finder or agent with respect to the Transactions.

     3.31 Schedules. All the facts recited in the Disclosure Schedules annexed hereto (as updated as of the Closing Date) shall be deemed to be representations of fact by Sellers as though recited in this Section 3.

     3.32 Statements True and Correct and Full Disclosure. No representa-tion or warranty made herein by Sellers nor any statement, certificate or instrument furnished or to be furnished to RCG or RCGSE by Sellers pursuant to any Transaction Document, contains or will contain any untrue statement of a fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading.

     4 	Representations and Warranties of RCG and RCGSE.  Each of RCG and
RCGSE represents, warrants and covenants to Sellers, DCA, and Dr. Haire that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     4.1 Organization, Authority and Capacity. Each of RCG and RCGSE is a corporation duly organized, validly existing, and in good standing under the laws of the state of its organization and has the full power and authority necessary to (i) execute, deliver and perform its obligations under the Transaction Documents to be executed and delivered by it, and
(ii) carry on its business as it has been and is now being conducted and to own, operate and lease the properties and assets which it now owns, operates or leases. Each of RCG and RCGSE is duly qualified to do business and is in good standing in each jurisdiction in which a failure to be so qualified or in good standing would have a material adverse effect on (i) its ability to perform its obligations under the Transaction Documents to be executed and delivered by it or, (ii) the assets, results of operations or prospects of RCG or RCGSE.

     4.2 Authorization and Validity. The execution, delivery and per-formance of the Transaction Documents to be executed and delivered by RCG and RCGSE have been duly authorized by all necessary action by RCG and RCGSE. The Transaction Documents to be executed and delivered by RCG and RCGSE have been or will be, as the case may be, duly executed and delivered by RCG and RCGSE and constitute or will constitute the legal, valid and binding obligations of RCG and RCGSE, enforceable in accordance with their respective term.

     4.3 Absence of Conflicting Agreements or Required Consents. The execu-tion, delivery and performance by RCG and RCGSE of the Transaction Documents to be executed and delivered by them: (i) do not require the consent of or notice to any governmental or regulatory authority or any other third party; (ii) will not conflict with any provision of their certificates of incorporation or bylaws or other organizational documents; (iii) will not conflict with or result in a violation of any law, ordinance, regulation, ruling, Judgment, order or injunction of any court or governmental instru-mentality to which RCG or RCGSE is a party or by which RCG, RCGSE or any of their properties are bound; and (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit to which RCG or RCGSE is a party or by which any of their properties are bound.

     4.4 Litigation and Claims. There are no claims, lawsuits, actions, arbitrations, administrative or other proceedings, governmental investiga-tions or inquiries pending or threatened against RCG or RCGSE affecting the performance by RCG or RCGSE under the Transaction Documents and there is no basis for any such action or any state of facts or occurrence of any event which might give rise to the foregoing.

     4.5 RCG Shares. The RCG Shares will be duly and validly issued, fully paid and nonassessable and free and clear of all Security Interests when issued.

     4.6 Statements True and Correct. No representation or warranty made herein by RCG or RCGSE nor in any statement, certificate or instrument to be furnished to DSF, DCA or Dr. Haire by RCG or RCGSE pursuant to any Transaction Document, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make these statements contained and therein not misleading.

     4.7 Broker's Fees. Neither RCG nor RCGSE has any liability or obliga-tion to pay any fees or commissions to any broker, finder or agent with respect to the Transactions.

     5 	Pre-Closing Covenants.  The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     5.1 General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the Transactions (including satisfac-tion, but not waiver, of the closing conditions set forth in Section 7 below). In addition thereto, and without limiting the foregoing, Sellers, DCA and Dr. Haire will use their best efforts to supplement and amend the Disclosure Schedules hereto, to the full extent necessary to render such Disclosure Schedules accurate and complete, as promptly as practicable following the date hereof.

     5.2 Notices and Consents. Each of the Parties will give any notices to third parties, and will use its best efforts to obtain any third party consents, that may be required in connection with the matters contemplated by this Agreement. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authori-zations, consents, and approvals of governments and governmental agencies in connection with the Transactions.

     5.3 Operation of Business. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, Sellers will not engage in any practice, take any action, or enter into any transaction relating to the Facility and Sellers' Business outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Sellers covenant and agree to use their best efforts to keep available the services of the Facility Employees and preserve the relationships with patients, suppliers, and others having business and professional relations with Sellers to the end that Sellers' Business will remain unimpaired at the Closing.

     (a) From the date hereof until the earlier of the Closing or the ter-mination of this Agreement, Sellers covenant and agree that, unless the prior written consent of RCG shall have been obtained, and except as otherwise expressly contemplated herein, Sellers shall with respect to Sellers' Business:

          (i)    operate only in the Ordinary Course of Business;

          (ii) preserve intact their business organization, licenses, permits, government programs, private programs and patients;

          (iii) retain the services of its employees, agents and con-sultants on terms and conditions not less favorable than those existing prior to the date hereof and to ensure that there are no adverse changes to employee relations;

          (iv) keep and maintain the Acquired Assets in their present condition, repair and working order, except for normal wear and tear, maintain their rights and licenses and keep the Acquired Assets free and clear of all additional liens and encumbrances;

          (v) pay all accounts payable of Sellers in accordance with past practice and collect all accounts receivable in accordance with past practice, but not less than in accordance with prudent business practices;

          (vi) consult with RCG prior to undertaking any new business opportunity outside the Ordinary Course of Business and not undertake such new business opportunity without the prior written consent of RCG;

          (vii) confer on a regular and frequent basis with one or more designated represntatives of RCG to report operational matters and to report the general status of ongoing business operations;

          (viii) make available to RCG true and correct copies of all internal management and control reports (including aging of accounts receivable, listing of accounts payable, and inventory control reports) and financial statements furnished to management of Sellers;

          (ix) cause all tax returns required to be filed prior to Closing to be prepared and filed on or before the date such tax return is required to be filed (taking into account any extensions of the filing deadlines granted);

          (x) as soon as reasonably practicable after they become available, but in no event more than thirty (30) days following the end of each calendar month, deliver to RCG true and complete copies of its monthly financial state-ments for each calendar month ending subsequent to the date hereof on the format historically utilized by Sellers;

          (xi) perform in all respects all obligations under the Sellers Agreements, the In-patient Agreement and those relating to or affecting the Acquired Assets or its properties or rights;

          (xii) keep in full force and effect present insurance policies or other comparable insurance coverage;

          (xiii) notice RCG of (i) any event or circumstance which is reasonably likely to have an adverse effect on Sellers' Business or would cause or constitute a material breach of any of Sellers representations, warranties or covenants contained herein; or (ii) any unexpected change in the Ordinary Course of Business or in the operation of the Acquired Assets, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory pro-ceedings, budget meetings or submissions involving any property. Sellers agree to keep RCG fully informed of such events and to permit RCG's representatives prompt access to all materials prepared in connection therewith;

          (xiv)  Make all contributions to Employee Benefit Plans which
                 (i) they are required to make under the terms of such Employee Benefit Plan or applicable law or (ii) have been authorized or announced, but not funded, at any time prior to the Closing

                 Date with the exception of current payroll withholdings not yet due in the Ordinary Course of Business; and

          (xv) Make all payments of withholding taxes, including Sellers matching portion, that they are required to make, to the extent due in the Ordinary Course of Business prior to the Closing Date.

     (b) From the date hereof until the earlier of the Closing Date or the termination of this Agreement, Sellers covenant and agree that they will not do any of the following with respect to Sellers' Business and the Acquired Assets without the prior written consent of RCG:

          (i) take any action which would adversely affect the ability of any party to the Transaction Documents to obtain any consents required for the Transactions, or adversely affect the ability of any party hereto to perform its covenants and agreements under the Transaction Documents.

          (ii) incur any additional debt obligation or other obliga-tion for borrowed money in excess of an aggregate of $5,000 except in the Ordinary Course of Business consistent with past practices, or impose, or suffer the imposition, on any Acquired Asset of any Security Interest or permit any such Security Interest to exist except for those Security Interests set forth on the Disclosure Schedule;

          (iii) purchase or acquire any assets or properties, whether real or personal, tangible or intangible, or sell or dispose of any assets or properties, whether real or personal, tangible or intangible, except in the Ordinary Course of Business;

          (iv) sell, lease, mortgage or otherwise dispose of or other-wise encumber any Acquired Asset other than in the Ordinary Course of Business for reasonable and adequate consideration;

          (v) grant any increase in compensation or benefits to the employees or officers of Sellers except in accordance with past practice;

          (vi) enter into or amend any employment contract between Sellers and any Person that Sellers do not have the un-conditional right to terminate without liability (other than liability for services already rendered), on the Closing Date;

          (vii) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

          (viii) modify, amend or terminate any contract or waive, release, compromise or assign any rights or claims;

          (ix) except in the Ordinary Course of Business and, even if in the Ordinary Course of Business, then not in an amount to exceed $10,000 in the aggregate, make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor; and

          (x) take any action, or omit to take any action, which cause any of the representations and warranties contained in
                 Section 3 to materially be untrue or incorrect.

     5.4 Full Access. Sellers will permit representatives of RCG to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Sellers, to all premises, proper-ties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Sellers. No such investigation shall diminish or otherwise affect any of the representations, warranties, covenants or agreements of Sellers under this Agreement.

     5.5 Notice of Developments. Each Party will give prompt written notice to the other Parties of any adverse development causing a breach of any of its own representations and warranties above. No disclosure by any Party pursuant to this Section 5.5, however, shall be deemed to amend or supplement the Disclosure Schedules hereto or to prevent or cure any misrepresentation or breach of warranty.

     5.6 Exclusivity. Unless and until this Agreement is terminated pur-suant to Section 9, Sellers shall not directly or indirectly, through any officer, director, employee, agent, intermediary or otherwise: (i) solicit, Initiate or encourage submission of proposals or offers from any person or other entity relating to any purchase of Sellers or the Facility or any merger, sale of substantial assets or any similar transaction whether or not resulting in a change of control of DSF; (ii) participate in any dis-cussions or negotiations regarding, or furnish to any other person or other entity, any information with respect to, or otherwise cooperate with or encourage, any effort or attempt by any other person or other entity to purchase Sellers, or engage in a merger, purchase of substantial assets or any similar transaction whether or not such transaction contemplates a change of control Sellers; or (iii) approve or undertake any such trans-action. Sellers shall promptly communicate to RCG the terms of any such oral or written proposal or offer upon knowledge or receipt of such proposal or offer.

     5.7  Employment Matters.

     (a) Except as hereinafter specifically provided, RCG shall not assume any employment obligation, wage or salary payment obligation or Employee Benefit Plan obligation of Sellers. Effective the Closing Date, Sellers shall terminate the employment of each Facility Employee. On the Closing Date, or as soon as practica-ble thereafter, Sellers shall pay each such persons all accrued wages, salary, commission, bonus and other employee compensation payments and make all federal, state and local withholding taxes for all periods prior to the Closing Date. Sellers shall cause its insurance carrier to satisfy, all valid claims for covered medical, health and hospital benefits, including, but not limited to, workers' compensation, life insurance, and medical and disability programs, under the Employee Benefit Plans brought by such employees relating to claims arising prior to the Closing Date. In addition, Sellers shall pay or provide for all employee benefits accrued for all periods prior to the Closing Date, all in accordance with applicable law. Upon ter-mination of employment as provided herein, Sellers shall give each of their terminated employees all required notices and information with respect to the continuation of certain health insurance coverage by Sellers and shall make available all such coverage required by Section 4980B of the Code to any of their employees who do not become employees of RCGSE.

     (b) Effective the Closing Date, RCGSE shall offer employment to all Facility Employees who desire to become employees of RCGSE, in the same positions and at reasonably comparable salaries and wages as immediately before the Closing Date. RCGSE will provide such employees all of the fringe benefits made gen-erally available to its employees.

     (c) Nothing contained in paragraphs (a) or (b) of this Section 5.7 shall be deemed to create or give rise to any employment or other contractual rights in favor of any such employees, all of whom shall, from and after the Closing Date, be employees-at-will of RCGSE and none of whom shall be deemed for any purpose a third party beneficiary of this Agreement.

     5.8 Liabilities. Prior to Closing, Sellers shall discharge all of the liabilities, indebtedness and obligations of Sellers relating to the Acquired Assets and Sellers' Business except for the Assumed Liabilities.

     6 	Post-Closing Covenants.  The Parties agree as follows with respect to the period following the Closing.

     6.1 General. For a period of one year following the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (in-cluding the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 10 below). After the one year period, the Parties will not unreasonably withhold their consent to provide any requested assistance.

     6.2 Litigation Support. For a period of one year following Closing, in the event and for so long as any Party actively is contesting or de-fending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving DSF, the other Party will cooperate with the contesting or de-fending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 10 below). After the one year period, the Parties will not unreasonably withhold their consent to provide any requested litigation assistance.

     6.3 Post-Closing Liabilities. Sellers shall be responsible for paying all of their obligations existing on or after the Closing Date other than the Assumed Liabilities.

     6.4  Confidentiality, Non-Competition and Non-Solicitation.

     (a) Sellers, DCA and Dr. Haire agree that, for a period of seven (7) years after the Closing Date, each of them will not in any manner, directly or indirectly, by itself or in conjunction with any other Person, conduct activities that are competitive with Sellers' Business and/or the Restricted Business or acquire, establish or own any financial, beneficial or other interest in (other than an interest consisting of less than one percent (1%) of a class of publicly traded security or an interest in RCG), make any loan to or for the benefit of, or render any managerial, marketing or other business advice, to any entity that is then conducting activities that are competitive with Sellers' Business and/or the Restricted Business in either case within a geographic territory defined as a fifty (50) mile radius of the Facility.

     (b) Sellers, DCA and Dr. Haire further agree that, for a period of seven (7) years after the Closing Date, each will keep confiden-tial and not directly or indirectly divulge to anyone or use or otherwise appropriate for its own benefit or for the benefit of others, any knowledge or information of a confidential nature with respect to Sellers' Business and/or the Restricted Business, RCG or any of its affiliates, including all trade secrets, pricing information, marketing information or technical information (hereinafter referred to as the "Confidential Data"), except for
          (i) a disclosure that is required by law; (ii) information that has been made generally available to the public by the act of one who has the right to disclose such information; or (iii) was acquired by the recipient from a third party who, at the time was not under the obligation of secrecy. Sellers, DCA and Dr. Haire hereby acknowledge and agree that the prohibitions against dis-closure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which RCG or RCGSE may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of confidential infor-mation, and the enforcement by RCG or RCGSE of their rights and remedies pursuant hereto shall not be construed as a waiver of any other rights or available remedies which RCG or RCGSE may possess in law or equity.

     (c)  Sellers, DCA and Dr. Haire also agree that, for a period of seven
          (7) years after the Closing Date, each will not, for its own benefit or the benefit of others, solicit any patient of RCGSE, or any of its affiliates, located within fifty (50) miles of the Facility, for the purpose of being an outpatient dialysis patient or prospective patient.

     (d) Sellers, DCA and Dr. Haire further agree that, for a period of seven (7) years after the Closing Date, each will not induce, nor attempt to induce, any employee of

          RCGSE, or any of its affiliates, whose principal place of employ-ment is located within fifty (50) miles of the Facility, to terminate his or her association with any such party.

     (e) The covenants contained in this Section 6.4 are considered by the Parties to be fair, reasonable and necessary for the protection of RCG and RCGSE. The Parties mutually agree that if a violation of any covenant contained in this Section 6.4 occurs, such violation or threatened violation will cause irreparable injury to RCG and RCGSE and the remedy at law for any such violation or threatened violation will be inadequate. Sellers therefore agree that RCG and RCGSE shall be entitled to appropriate equitable relief, including but not limited to a temporary restraining order or a preliminary injunction, in addition to any other remedy that might be available at law or in equity.

     (f) Nothing in this Section 6.4 shall be deemed to prohibit any physician from exercising his or her medical judgment concerning the treatment of his or her patient in any manner whatsoever in any location whatsoever, and shall not be deemed to require the referral of any such patient to any facility of RCG or RCGSE or any of their affiliates or preclude any physician from referring patients to facilities of DCA.

     6.5 Registration of and Adjustment to RCG Shares.   RCG will cause
the RCG Shares to be registered under the Securities Act within one year following the Closing Date. RCG will bear all expenses in connection with such registration.

     7 	Conditions to Obligation to Close of RCG and RCGSE.  The obligation of RCG and RCGSE to consummate the Transactions to be performed by them in connection with the Closing is subject to satisfaction or waiver of the following conditions by RCG at or prior to Closing:

     7.1 Representations and Warranties. The representations and warran-ties of Sellers, DCA and Dr. Haire set forth in this Agreement, the Dis-closure Schedules hereto and any document or instrument delivered to RCG or RCGSE hereunder, shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties had been made at and as of the Closing.

     7.2 Performance; Covenants. All of the terms, covenants and condi-tions of the Transaction Documents to be complied with or performed by Sellers, DCA and Dr. Haire at or prior to Closing shall have been complied with and performed in all material respects.

     7.3 No Material Adverse Change. Prior to the Closing Date, there shall be no material adverse change in the Acquired Assets or Assumed Liabilities and the business or condition, financial, medical or other-wise of Sellers' Business; or the results of operations or prospects of Sellers' Business as a result of any event or occurrence, including but not limited to any legislative or regulatory change, revocation of any license or rights to do business, fire, casualty, flood, condemnation, or act of God, public force or otherwise.

     7.4 No Injunction, Etc. No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency, or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the Transac-tions, or which is related to or arises out of Sellers' Business.

     7.5 Document Delivery. Sellers shall have delivered to RCG and RCGSE the following:

     (a) a Bill of Sale conveying each of Sellers' interest in the Acquired Assets substantially in the form attached hereto as Exhibit C duly executed by Sellers, as applicable;
          ---------

     (b) Assignment of Contracts transferring each of Sellers' interest in the Sellers Agreements substantially in the form attached hereto as Exhibit D duly executed by Sellers, as applicable;
                    ---------

     (c) an Assignment of Contracts transferring the In-patient Agreement, substantially in the form attached hereto as Exhibit B duly
                                                       ---------
          executed by DCAMS;

     (d) an Assignment of Lease transferring the real property lease for the property identified on Schedule 3.16(b) duly executed by DSF
                                     ----------------
          and the owner(s) of such leased real property, substantially in the form attached hereto as Exhibit E;
                                      ---------

     (e) each of Sellers' shall have delivered to RCG an officer's cer-tificate dated as of the Closing Date to the effect that each of the conditions specified above in Sections 7.1 through 7.4 are satisfied in all respects;

     (f) good standing certificates regarding each of Sellers certified by the Secretary of State of Florida dated within fifteen (15) business days of the Closing;

     (g) all authorizations, consents, and approvals of governmental agencies and other Persons required to consummate the Transac-tions;

     (h) resolutions of each of Sellers in form and substance satisfactory to RCG approving the execution, delivery and performance of this Agreement and the consummation of the Transactions, certified by an appropriate officer of each such entity;

     (i) an incumbency certificate certifying the identity of the officers of each of Sellers;

     (j) the opinion of counsel to DSF in form and substance as set forth in Exhibit F attached hereto, addressed to RCG and RCGSE and
             ---------
          dated as of the Closing Date; and,

     (k) such other instruments as may be reasonably requested by RCG in order to give effect to or carry out the intent of this Agreement.

     7.6 Medical Director Agreement. Practice and RCGSE shall have entered into the Medical Director Agreement.

     7.7 Necessary Consents and Approvals. The Parties shall have obtained all licenses, consents and permits and provided all notices necessary in order for to consummate the Transactions and for the operation of Sellers' Business by RCGSE after the Closing consistent with its operation prior to the Closing, including all consents and approvals listed on the Disclosure Schedules hereto.

     7.8  Satisfactory Due Diligence.

     (a) RCG shall in all respects be reasonably satisfied with the re-sults of its due diligence investigation of Sellers, including its continuing review of matters contained or not contained in the Disclosure Schedules.

     (b) RCG shall have received Uniform Commercial Code, court and docket searches (conducted through a date reasonably approximate in time to the Closing) in all jurisdictions where Sellers have any personal property or fixtures, which shall be in form, scope and substance satisfactory to RCG, and which shall not disclose any liens, security interests or encumbrances in the Acquired Assets that are not listed on the Disclosure Schedules hereto.

     7.9 Securities Matters. RCG shall have determined that the issuance of the RCG Shares shall be exempt from registration under all applicable state and federal securities laws and regulations.

     8 	Conditions to Obligation to Close of Sellers, DCA and Dr. Haire.
The obligation of Sellers, DCA and Dr. Haire to consummate the Transactions to be performed by them in connection with the Closing is subject to satis-faction or waiver by Sellers, DCA and/or Dr. Haire at or prior to Closing of the following conditions:

     8.1 Representations and Warranties. The representations and war-ranties of RCG and RCGSE set forth in the Transaction Documents shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties had been made at and as of the Closing.

     8.2 Performance; Covenants. All of the terms, covenants and condi-tions of the Transaction Documents to be complied with or performed by RCG and RCGSE at or prior to Closing shall have been complied with and per-formed in all material respects.

     8.3 No Injunction, Etc. No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency, or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the Transactions or which is related to or arises out of Sellers' Business or operations of the Acquired Assets, if such action, proceeding, investigation or legisla-tion, in the reasonable judgment of Sellers would make it inadvisable to consummate such Transactions.

     8.4 Document Delivery. RCG or RCGSE shall have delivered the following:

     (a) an officer's certificate dated as of the Closing Date to the effect that each of the conditions specified above in Sections
          8.1 through 8.3 are satisfied in all respects.

     (b) a good standing certificate regarding RCG and RCGSE certified by the Secretary of State of the states of their organization dated within fifteen (15) business days of the Closing;

     (c) resolutions of RCG and RCGSE in form and substance satisfactory to Sellers approving the execution, delivery and performance of this Agreement and the consummation of the Transactions certified by an appropriate officer of RCG and RCGSE;

     (d) an incumbency certificate certifying the identity of the officers of RCG and RCGSE;

     (e) the DSF Purchase Price, the DCAMS Purchase Price and the DMI Purchase Price as provided in Section 2.2 above;

     (f) an Assignment of Lease transferring the real property lease for the property identified on Schedule 3.16(b) duly executed by
                                     ----------------
          RCGSE and the owner(s) of such leased real property;

     (g) an Assignment of Contracts transferring the In-patient Agreement, substantially in the form attached hereto as Exhibit B duly
                                                       ---------
          executed by RCGSE;

     (h) the opinion of counsel to RCG in form and substance as set forth in Exhibit G attached hereto, addressed to DSF and dated
                   ---------
          as of the Closing Date;

     (i) All authorizations, consents, and approvals of governmental agencies and other Persons required to consummate the Transac-tions; and

     (j) such other instruments as may be reasonably requested by Sellers in order to give effect to or carry out the intent of this Agree-ment.

     8.5 Medical Director Agreement. Practice and RCG shall have entered into the Medical Director Agreement.

     9	 Closing and Termination.

     9.1 Actions at the Closing. If all the conditions set forth in Sections 7 and 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Section 9.2, the Parties shall close the Transactions. At the Closing, (i) Sellers will deliver to RCG and RCGSE the various certificates, instruments, and documents referred to in Section 7.5 and (ii) RCG and RCGSE will deliver to Sellers the various certificates, instruments, and documents referred to in Section 8.4.

     9.2 Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

     (a) RCG and Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

     (b) RCG may terminate this Agreement by giving written notice to Sellers at any time prior to the Closing (i) in the event Sellers have breached any representation, warranty, or covenant contained in this Agreement in any material respect, RCG has notified Sellers of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before November 30, 1997, by reason of the failure of any condition precedent under
          Section 7 hereof (unless the failure results primarily from RCG or RCGSE breach of any representation, warranty, or covenant contained in this Agreement); and

     (c) Sellers may terminate this Agreement by giving written notice to RCG at any time prior to the Closing (i) in the event RCG has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Sellers have notified RCG of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach or (ii) if the Closing shall not have occurred on or before November 30, 1997, by reason of the failure of any condition precedent under
          Section 8 hereof (unless the failure results primarily from Sellers breach of any representation, warranty, or covenant contained in this Agreement).

     9.3 Effect of Termination. If any Party terminates this Agreement pursuant to Section 9.2 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 6 above shall survive termination.

     10  Remedies for Breaches of this Agreement.

     10.1 Survival of Representations and Warranties. All of the repre-sentations and warranties of the Parties contained in this Agreement shall survive the Closing and shall not be limited, extinguished or otherwise affected by the execution and delivery of any instrument at the Closing or by any investigation by RCG. The representations and warranties of the Parties shall survive until one year following the Closing Date. Provided, however, that the right to indemnification with respect to any claim for which written notice was given to Sellers prior to the termination of such one year period shall extend beyond such period and shall expire on the expiration of the statutes of limitations applicable to any claims or causes of action with respect to matters covered thereby.

     10.2 Joint Indemnification By Sellers, DCA and Dr. Haire. Sellers, DCA, and Dr. Haire, jointly and severally, agree to and shall defend, indemnify and hold harmless RCG, RCGSE and their successors and assigns, officers and directors against any and all Adverse Consequences resulting from or arising out of the breach, untruth or inaccuracy of any represen-tation, warranty or covenant of Sellers set forth in this Agreement or arising as a result of the matters identified on Schedule 10.2 hereto.
                                                 -------------
Sellers, DCA and Dr. Haire, jointly and severally, further agree to and shall defend, indemnify and hold harmless RCG and RCGSE against any and all Adverse Consequences resulting from any such breach, untruth or inaccuracy, or which may be incurred to compromise or defend such liabilities, causes of action, or claims of any nature, absolute or contingent, known or unknown of the representations, warranties and covenants of Sellers. Sellers and DCA, jointly and severally, and Dr. Haire, individually, specifically agree to indemnify RCG and RCGSE against any Adverse Consequences incurred by RCG or RCGSE attributable to the Acquired Assets or the operation of Sellers' Business prior to the Closing Date and not expressly assumed hereunder. Each of Sellers, DCA and Dr. Haire shall be liable for the full amount of the Adverse Conse-quences under this Section 10.2 subject only to the limitation of
Section 10.8 below.

     10.3 Individual Indemnification By DCA and Dr. Haire.  DCA and
Dr. Haire individually agree to and shall defend, indemnify and hold harmless RCG, RCGSE and their successors and assigns, officers and directors against any and all Adverse Consequences resulting from or arising out of the breach, untruth or inaccuracy of any representation, warranty or covenant made individually by each of them in this Agreement. Each of DCA and Dr. Haire further agree to and shall defend, indemnify and hold harmless RCG and RCGSE against any and all Adverse Consequences resulting from any such breach, untruth or inaccuracy, or which may be incurred to compromise or defend such liabilities, causes of action, or claims of any nature, absolute or contingent, known or unknown.

     10.4 Indemnification By RCG and RCGSE. RCG and RCGSE, jointly and severally, agree to and shall defend, indemnify and hold harmless Sellers, DCA, and Dr. Haire, and their successors and assigns, officers and directors, against any and all damages resulting from or arising out of the breach, untruth or inaccuracy of any representation, warranty or covenant of RCG or RCGSE set forth in this Agreement. RCG and RCGSE further agree to and shall defend, indemnify and hold harmless Sellers, DCA, and Dr. Haire against any and all Adverse Consequences resulting from or arising out of any such breach, untruth or inaccuracy, or which may be incurred to compromise or defend such liabilities, causes of action or claims of any nature absolute or contingent, known or unknown.

     10.5 Matters Involving Third Parties.

     (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this Section 10, then the Indemnified Party shall promptly (and in any event with-in five business days after receiving notice of the Third Party Claim) notify the Indemnifying Party thereof in writing.

     (b) The Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

     (c) Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 10.5 above, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

     (d) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the In-demnifying Party (not to be withheld unreasonably).

     (e)  The Indemnified Party shall be entitled to retain separate counsel of its own choosing to review the progress and defense of any Third Party Claim, at the Indemnified Party's sole cost and expense; provided, however, that in the event counsel to the
                   --------  -------
          Indemnifying Party or the Indemnified Party reasonably advises that the Indemnified Party has available defenses or counter-claims that may not properly be asserted by the Indemnifying Party, or that there exists a conflict of interest which ethically precludes counsel for the Indemnifying Party from concurrently representing the interests of the Indemnified Party, the Indemnifying Party shall be responsible for the reasonable fees and expenses of counsel to the Indemnified Party, and such counsel may enter an appearance on behalf of the Indemnified
          Party and actively participate in the defense (including assertion and prosecution of any counter-claims or cross-claims) of the Indemnified Party.

     10.6 Indemnification Deductible. No party hereto shall be required to indemnify any other party hereto unless the amount of the loss or claim for which indemnification is sought, when aggregated with all other losses and claims for which indemnification is sought by such party, exceeds Fifty Thousand Dollars ($50,000.00), at which time rights to indemnification for losses and claims may be asserted for all amounts; provided, however, that the indemnification deductible set forth in this Section 10.6 shall not apply to claims made relating the non-fulfillment of any covenant or agreement contained in Sections 6.3 and 6.4.

     10.7 Insurance. Any indemnified loss shall be reduced by the amount of any insurance proceeds actually received from insurance maintained by the Indemnified Party.

     10.8 Indemnification Limit. Notwithstanding anything herein to the contrary, all claims for indemnification under Sections 10.2 and 10.3 are enforceable only up to an aggregate of Five Million Sixty-Five Thousand Dollars ($5,065,000).

     11  Miscellaneous.

     11.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Party prior to making the disclosure).

     11.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties, their re-spective successors and permitted assigns.

     11.3 Entire Agreement. This Agreement (including the documents re-ferred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     11.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agree-ment or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party provided, however, RCG and RCGSE may assign their rights hereunder to an Affiliate.

     11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     11.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.7 Notices. All notices, requests, demands, claims, and other com-munications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to RCG:       Renal Care Group, Inc.
                      2100 West End Avenue, Suite 800
                      Nashville, Tennessee 37203
                      Attention: Joseph A. Cashia, Executive Vice President

     with a copy to:  Baker, Donelson, Bearman & Caldwell
                      700 North State Street
                      Jackson, Mississippi 39202
                      Attention: William S. Painter, Esq.

     If to Sellers:   Dialysis Corporation of America, Inc.
                      2334 West 76th Street
                      Hialeah, Florida 33016
                      Attention: Dan Ouzts

     with a copy to:  Lawrence E. Jaffe, Esq.
                      777 Terrace Avenue
                      Hasbrouck Heights, New Jersey 07604

                      J. Jerome Miller, Esq.
                      Miller & Brownless
                      415 Mountain Drive, Suite 3
                      Destine, Florida 32541

Any Party may send any notice, request, demand, claim, or other communica-tion hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

     11.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepre-sentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     11.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     11.11 Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Transactions. DSF shall pay all of its costs and expenses prior to the Closing Date.

     11.12 Costs. Should any legal proceeding arising out of this Agree-ment be instituted by any Party against another Party, the Party prevailing in such suit shall be entitled, in addition to such other damages and relief as the court shall award, to reimbursement of reasonable attorneys' fees, costs and expenses incurred in the prose-cution or defense of such suit.

     11.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


                  [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year hereinabove first set forth.

                             RENAL CARE GROUP, INC.

                             By: /s/ Ronald Hinds
                                ---------------------------
                                Title:	CFO


                             RENAL CARE GROUP OF THE
                             SOUTHEAST, INC.

                             By: /s/ Ronald Hinds
                                ---------------------------
                                Title:	Secretary/Treasurer


                             DIALYSIS SERVICES OF FLORIDA, INC.
                             - FORT WALTON BEACH

                             By: /s/ Bart Pelstring
                                ---------------------------
                                Title:	President


                             DIALYSIS CORPORATION OF AMERICA, INC.

                             By: /s/ Bart Pelstring
                                ---------------------------
                                Title:	President


                             DCA MEDICAL SERVICES, INC.

                             By: /s/ Bart Pelstring
                                ---------------------------
                                Title: President


                             DIALYSIS MEDICAL, INC.

                             By: /s/ Bart Pelstring
                                ---------------------------
                                Title: President


                             /s/ Henry M. Haire, M.D.
                             ______________________________
                             HENRY M. HAIRE, M.D.

                        LIST OF EXHIBITS


Exhibit A    Medical Director Agreement
---------

Exhibit B    Assignment of In-patient Agreement
---------

Exhibit C    Bill of Sale
---------

Exhibit D    Assignment of Contracts
---------

Exhibit E    Assignment of Lease
---------

Exhibit F    Opinion of Counsel to Sellers
---------

Exhibit G    Opinion of Counsel to RCG
---------